Execution Version

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of March 17, 2026, by and between Serina Therapeutics, Inc., a Delaware corporation (the “Company”), Greg Bailey (the “Lead Investor”), and each of the additional investors listed on Exhibit A attached hereto (the “Investor Schedule”) (together with the Lead Investor, the “Investors,” and each, an “Investor”), in one or more closings as herein described. The Company and the Investors may be referred to herein individually as a “Party,” or, collectively, as the “Parties.”
RECITALS
A.The Company and, as applicable, each Investor will execute and deliver this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”).
B.Subject to the terms and conditions of this Agreement, the Company proposes to issue and sell to the Investors, and each Investor proposes to purchase from the Company, in one or more closings as contemplated hereby, (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and/or (ii) in lieu thereof, to the extent necessary to satisfy NYSE American stockholder approval requirements, pre-funded warrants exercisable for shares of Common Stock in substantially the form attached hereto as Exhibit B (the “Pre-Funded Warrants”), in each case as set forth on the Investor Schedule (collectively, the “Securities”).
C.In connection with each Closing (as defined below), the Company will issue to the Investors warrants to purchase shares of Common Stock in substantially the form attached hereto as Exhibit C (the “Common Stock Warrants,” and together with the Pre-Funded Warrants, the “Warrants”).
D.In connection with the transactions contemplated hereby, the Company and the Investors will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the “Registration Rights Agreement”).
E.The Company and all holders of that certain Senior Unsecured Convertible Promissory Note dated September 9, 2025, as amended (the “Note”), as a condition to and effective upon the Tranche A Closing, will execute an amendment and restatement thereto substantially in the form attached hereto as Exhibit E (the “Amendment”), which shall become effective upon the consummation of the Tranche A Closing.
F.The Company and the Investors desire to set forth in this Agreement their respective rights and obligations in connection with the purchase and sale of the Securities and Common Stock Warrants and the other transactions contemplated hereby.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the mutual benefits and burdens of the Parties contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE I
PURCHASE AND SALE OF SECURITIES

Section 1.1Tranche A Purchase and Sale.
(a)Subject to the terms and conditions of this Agreement, at the Tranche A Closing (as defined below), the Company shall issue and sell to each Investor, and each Investor, severally and not jointly, shall purchase from the Company, the number of shares of Common Stock and/or Pre-Funded Warrants set forth opposite such Investor’s name on the Investor Schedule under the heading “Tranche A” (the “Tranche A Securities”).
(b)The purchase price per share of Common Stock shall be $2.25 (the “Per Share Purchase Price”). The purchase price per Pre-Funded Warrant shall equal the Per Share Purchase Price minus the exercise price of $0.0001 of such Pre-Funded Warrant, as further indicated and payable as set forth in the form of Pre-Funded Warrant attached hereto as Exhibit B.
(c)The aggregate gross proceeds to the Company from the Tranche A Closing shall be not less than $15,000,000.
(d)In connection with the Tranche A Closing, the Company shall issue to each Investor a Common Stock Warrant to purchase a number of shares of Common Stock equal to fifty percent (50%) of the aggregate number of shares of Common Stock (including shares issuable upon exercise of Pre-Funded Warrants) purchased by such Investor at the Tranche A Closing, at an exercise price of $5.00 per share and with a term of four (4) years from the date of issuance and subject to customary beneficial ownership limitations set forth in the Common Stock Warrant, which Common Stock Warrants are callable by the Company in accordance with the terms of the Common Stock Warrants.
Section 1.2Tranche B Purchase and Sale.
(a)Subject to the terms and conditions of this Agreement, following the Tranche A Closing, the Company shall issue and sell shares of Common Stock and/or Pre-Funded Warrants at the Per Share Purchase Price (the “Tranche B Securities”) in one or more additional closings (each, a “Tranche B Closing”), in an aggregate amount of not less than $5,000,000 and not more than $15,000,000. The obligation to purchase the Tranche B Securities shall be as set forth in this Section 1.2.
(b)An aggregate amount of $5,000,000 of Tranche B (the “Tranche B Minimum Amount”) shall be funded within twenty (20) days following the Tranche A Closing. The Lead Investor shall be obligated to purchase such portion of the Tranche B Securities necessary to fund the Tranche B Minimum Amount; provided that the Lead Investor may, at or prior to the time the Tranche B Minimum Amount is required to be funded, identify one or more Additional Investors to purchase all or a portion of the Tranche B Minimum Amount.
(c)Any additional Tranche B funding in excess of the Tranche B Minimum Amount, up to an aggregate maximum of $15,000,000, may be funded within an additional twenty (20) calendar days thereafter by any one or more Additional Investors (defined below), as agreed by the participating Investors.
(d)Each Tranche B Closing (whether for the Tranche B Minimum Amount or any additional amount) shall occur only after the funding allocations among the participating Investors have been agreed and documented.
(e)In connection with each Tranche B Closing, the Company shall issue to each participating Investor a Common Stock Warrant on the same terms described in Section 1.1(d) (including the beneficial ownership limitations referenced therein), with warrant coverage equal to fifty percent (50%) of the aggregate number of shares of Common Stock (including shares issuable upon exercise of Pre-Funded Warrants) purchased by such Investor at such Tranche B Closing.
Section 1.3Allocation of Securities.

The allocation of Securities among the Investors for each Closing shall be as set forth on the Investor Schedule, as updated prior to such Closing to reflect the agreed funding allocations among the participating Investors.
Section 1.4Additional Investors.
(a)The Lead Investor shall have the right to designate one or more additional investors to participate in the purchase of Securities pursuant to this Agreement (each, an “Additional Investor”); provided that each Additional Investor shall (i) be an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act and (ii) a noninstitutional investor unless approved by the Company.
(b)Each Additional Investor shall become a party to this Agreement upon execution and delivery to the Company of a counterpart signature page to this Agreement and inclusion on the Investor Schedule.
(c)The Company shall have the right to reject any proposed Additional Investor solely if such proposed Additional Investor does not satisfy the requirements set forth in Section 1.4(a).
(d)Upon becoming a party to this Agreement, each Additional Investor shall be deemed an “Investor” for all purposes of this Agreement.
Section 1.5Exchange Cap.
Notwithstanding anything in this Agreement to the contrary, in no event shall the Company issue shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this Agreement to the extent that such issuance would exceed the limitations imposed by the applicable rules of the NYSE American (or any successor exchange on which the Common Stock is listed) relating to stockholder approval requirements for issuances of securities (including the 20% “Minimum Price” rule), unless and until the Company obtains the requisite Company stockholder approval to permit such issuance. Notwithstanding the foregoing, if the issuance of the Securities and Common Stock Warrants together is subject to the requirement of stockholder approval pursuant to the regulations of the NYSE American, the Company and the Investors, diligently and as necessary, will structure the allocation of shares of Common Stock and Pre-Funded Warrants so that they may be issued under this Agreement, subject to only the requirement of stockholder approval as provided in Section 3.3 hereof.
ARTICLE II
CLOSINGS
Section 2.1Tranche A Closing.
(a)The closing of the purchase and sale of the Tranche A Securities (the “Tranche A Closing”) shall take place remotely by exchange of documents and signatures on a date agreed by the Company and the Lead Investor, which shall be no later than March 20, 2026 (the “Tranche A Closing Date”).
(b)At the Tranche A Closing:
(i)The Company shall issue to each Investor its Tranche A Securities and the corresponding Common Stock Warrants;
(ii)The Company and the Investors shall execute and deliver the Registration Rights Agreement;

(iii)Each Investor shall deliver to the Company the aggregate purchase price for such Investor’s Tranche A Securities by wire transfer of immediately available funds in accordance with the Company’s written wire instructions; and
(iv)The Company shall reimburse the Investors for documented fees and expenses incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $100,000 in the aggregate.
Section 2.2Deliveries at the Tranche A Closing.
(a)At the Tranche A Closing, the Company shall deliver or cause to be delivered to each Investor the following:
(i)the Registration Rights Agreement duly executed by the Company;
(ii)the Tranche A Securities and the Common Stock Warrants issuable to such Investor at the Tranche A Closing;
(iii)an Officer’s Certificate, dated as of the Tranche A Closing Date and delivered at the Tranche A Closing, (A) attaching and certifying complete and correct copies of the resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (B) certifying the representations set forth in this Agreement are true and correct in all material respects as of the date of Closing and conditions to the specific Closing have been satisfied; and (C) certifying the incumbency of each officer of the Company authorized to execute any document delivered in connection with the Tranche A Closing;
(iv)copies of each of the Amendment to the Note, duly executed by the holders of the Note necessary to implement the Amendment as to all the holders of the Note;
(v)an opinion of counsel in form which is customary in financing transactions of this nature, including but not limited to the due organization and good standing of the Company, the authorization of this Agreement and the other transaction agreements and the issuance of the Securities and Common Stock Warrants and their underlying securities as being offered and sold hereunder, the validity and non-assessability of the Securities and Common Stock Warrants being offered and sold hereunder when issued, the reservation of shares of Common Stock, and the exemption and compliance therewith under the Securities Act for the offer and sale of the Securities and Common Stock Warrants hereunder (the “Opinion”); and
(vi)the Company’s wire instructions for the payment of the purchase price for the Tranche A Securities.
(b)On or before the Tranche A Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:
(i)the Registration Rights Agreement duly executed by such Investor; and

(ii)the purchase price for such Investor’s Tranche A Securities, calculated in accordance with ARTICLE I, by wire transfer of immediately available funds to the account specified in the Company’s wire instructions.
Section 2.3Amendment.
The Amendment shall be executed by the Company and all holders of the Note simultaneously with the execution of this Agreement. The Amendment shall become effective automatically upon the consummation of the Tranche A Closing.
Section 2.4Tranche B Minimum Closing.
(a)The closing of the purchase and sale of the Tranche B Securities necessary to fund the Tranche B Minimum Amount (the “Tranche B Minimum Closing”) shall occur on a date no later than twenty (20) days following the Tranche A Closing.
(b)At the Tranche B Minimum Closing:
(i)The Company shall issue and deliver to each participating Investor its Tranche B Securities and the corresponding Common Stock Warrants;
(ii)The Registration Rights Agreement duly executed by the Company in respect of any Additional Investors;
(iii)A bring down of the Officer Certificate and the Opinion; and
(iv)Each participating Investor shall deliver to the Company the applicable purchase price by wire transfer of immediately available funds.
(c)The obligations of the Lead Investor and any participating Additional Investors to fund the Tranche B Minimum Amount shall not be subject to any conditions other than the terms of this Agreement and the agreement and documentation of the applicable funding allocations pursuant to Section 1.2.
Section 2.5Additional Tranche B Closings.
(a)Any Tranche B funding in excess of the Tranche B Minimum Amount may occur in one or more additional closings (each, an “Additional Tranche B Closing”) no later than twenty (20) calendar days following the Tranche B Minimum Closing.
(b)At each Additional Tranche B Closing:
(i)The Company shall issue and deliver to each participating Investor its Tranche B Securities and the corresponding Common Stock Warrants;
(ii)the Registration Rights Agreement duly executed by the Company for any Additional Investors not already a party thereto;
(iii)A bring down of the Officer Certificate and the Opinion;

(iv) The Company shall reimburse the Investors for any additional documented fees and expenses incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed, in the aggregate along with the amount of reimbursements made pursuant to Section 2.1(b)(iv) in connection with the Tranche A Closing, $100,000 in the aggregate for all the expenses in connection with this Agreement; and
(v)Each participating Investor shall deliver to the Company the applicable purchase price by wire transfer of immediately available funds.
(c)Each Additional Tranche B Closing shall be subject to the agreement and documentation of the applicable funding allocations pursuant to Section 1.2.
ARTICLE III
COVENANTS OF THE COMPANY
Section 3.1Lead Investor Co-Chairman Role.
Effective as of the Tranche A Closing, the Company shall cause the Lead Investor to serve as Co-Chairman of the Company together with the current Chairman of the Board, Balkrishan “Simba” Gill. The Company shall cause the directors of the Company to support the Lead Investor’s appointment and role as Co-Chairman of the Company until the earliest to occur of: (i) the Lead Investor’s resignation from such position; (ii) the Lead Investor ceasing to serve as a member of the Board of Directors for any reason; (iii) a vote of a majority of the full Board of Directors to remove the Lead Investor from the Co-Chairman position for cause, which removal shall be effected in accordance with the Company’s bylaws and applicable Delaware law; or (iv) the Investors, in the aggregate, ceasing to beneficially own at least 25% of the Securities on a fully diluted basis issued to the Investors (subject to adjustment for stock splits and combinations and similar events, but excluding shares issuable upon exercise of the Common Stock Warrants). The Company shall cause the Board of Directors to make amendments to the by laws of the Company, as soon as possible, to establish the position of co-chairmen for the Board of Directors and instill in each co-chairman the same rights and responsibilities, severally, as are currently set forth in the by laws.
Section 3.2Investor Board Representation.
Upon the earlier to occur of (i) the Tranche A Closing in the event at least $5,000,000 of the Tranche A Closing is funded by Investors other than (A) the Lead Investor and (B) any other Note holder, or (ii) the funding of the first $10,000,000 of the Tranche B Closing, the Investors shall have the right to appoint one additional non-executive director of the Company, subject to the nominee’s satisfactory completion of the Company’s standard director background check and director and officer questionnaire and to any applicable legal stockholder requirements and/or approvals in relation to such nominee. The Company shall take all necessary action required to implement this provision, time of the essence, subject to the foregoing and any legal requirements. This right to have a director appointed to the board of directors will continue until the Investors hold less than 50% of the Securities on a fully diluted basis, subject to adjustment for stock splits and combinations and similar events, but excluding shares issuable upon exercise of the Common Stock Warrants.
Section 3.3Stockholder Approval.
The Company shall seek stockholder approval of the issuance of shares of Common Stock pursuant to this Agreement and underlying the Pre-Funded Warrants and the Common Stock Warrants, if required by applicable rules of the NYSE American or other applicable stock exchange, at the next annual meeting of the stockholders following the Tranche A Closing and, if such approval is not obtained at such annual meeting, the Company shall call subsequent stockholder meetings (special or annual meetings) approximately every ninety (90) days thereafter until such stockholder approval is obtained. Each Investor severally and not jointly agrees with the Company to vote any shares of Common Stock it beneficially owns and cause its affiliates to vote any shares of Common Stock that the affiliate owns in favor of such approval. Each of the Investors and the Company agree that this commitment is not intended to create a “group” as defined in the Securities and Exchange Act, as amended, and the regulations thereunder.
Section 3.4Reserved.
Section 3.5Use of Proceeds.
The Company shall use the proceeds from the sale of the Securities pursuant to this Agreement for corporate and working capital purposes, with a primary focus on funding the Phase 1b clinical trial of SER-252 and paying related professional fees and expenses, in each case under the oversight of the Company’s board of directors.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Investor that the following representations are true and complete as of the date of this Agreement and are true and correct in all material respects of the date of each Closing; provided, that if a representation or warranty is expressly made as of a specific date, it shall be true and correct as of such specific date only. References to the Company will include its subsidiaries if the context of the representation would logically include the subsidiaries.
Section 4.1Organization and Authority.
The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents (as defined in Section 6.7) and to carry out and perform its obligations under the terms of this Agreement and the other Transaction Documents. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is operating its business in which the failure to so qualify would have a Material Adverse Effect. A “Material Adverse Effect” for all purposes of this Agreement means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.
Section 4.2Authorization.
Subject to Section 3.3 hereof, all corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of the Company under this Agreement and any related Transaction Document, and for the authorization, issuance and delivery of the Securities and Common Stock Warrants and the shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Pre-Funded Warrants, has been taken. This Agreement and the other Transaction Documents constitute the valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3Validity of Securities.
Except as otherwise described in this Agreement, the Securities and the Common Stock Warrants, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens or encumbrances imposed by the Company, and will not be subject to any preemptive rights, rights of first refusal, redemption rights or other similar rights of stockholders of the Company, other than as provided herein. The shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Pre-Funded Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable. Assuming the accuracy of the statements made by each Investor in ARTICLE V of this Agreement, the Securities and the Common Stock Warrants and the shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Pre-Funded Warrants will be issued in compliance with all applicable federal and state securities laws.
Section 4.4No Conflicts.
The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Company, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (b) with due notice or lapse of time, or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under, its governing documents or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which it or any of its properties is bound or affected.
Section 4.5Company Disclosures.
The Company has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration statements, proxy statements and other documents required to be filed or furnished by it, including all amendments thereto, with the SEC since April 1, 2024 (collectively and together with all documents filed or publicly furnished on a voluntary basis, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any disclosures set forth in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, cautionary, predictive or forward-looking in nature, other than historical facts included therein, the “SEC Documents”). The SEC Documents, as of their respective effective dates (in the case of SEC Documents that are Registration Statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates with the SEC (in the case of all other SEC Documents), or, if amended, as finally amended, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as the case may be. There are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Documents. The Company is not aware as of the date of execution of this Agreement of any information that would require the filing of a Current Report on Form 8-K by the Company within four (4) business days following the date of this Agreement that has not been so filed as of the date of this Agreement (other than any Current Report on Form 8-K that would disclose this Agreement and the transactions contemplated hereby). The SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.6Absence of Changes.
Except as expressly contemplated by this Agreement, since the date of the most recent balance sheet of the Company included in the SEC Documents, there has been no event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company as a whole, excluding any events or circumstances of general application to businesses in the Company’s industry that do not materially disproportionately impact the Company.
Section 4.7Intellectual Property.
(a)    Except as set forth in the attached Section 4.7(a) Disclosure Schedule, the Company owns, possesses, has developed, or has acquired legal rights to all material Company Intellectual Property, and, to the Company’s knowledge, the Company Intellectual Property is sufficient to carry out its business as now conducted; provided that the foregoing representation is made to the Company’s knowledge with respect to patents and trademarks only. For the purposes of this Agreement, “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, social media handles, mask works, similar or other intellectual property rights, subject matter of any of the foregoing (“Intellectual Property Rights”), proprietary information and processes, and tangible embodiments of any of the foregoing, that are owned or used by the Company in the conduct of the Company’s business as now conducted.
(b)    To the Company’s knowledge, no past or current product or service or activity of the Company has materially infringed or violated, or infringes or otherwise violates, any Intellectual Property Rights of a third party.
(c)    To the Company’s knowledge, by conducting the Company’s business as currently conducted or as presently proposed, the Company would not infringe or violate any of the material Intellectual Property Rights of a third party. To the Company’s knowledge, the Company has not received any unsolicited offers to license any Intellectual Property Rights from any third party.
(d)    To the Company’s knowledge, no third party is presently infringing any Company- Intellectual Property in a way that is expected to have a Material Adverse Effect.
(e)    Except as set forth in the attached Section 4.7(e) Disclosure Schedule, other than pursuant to: (i) standard end-user license or services agreements for the Company’s products and services; (ii) customary nondisclosure agreements entered into by the Company in the ordinary course of business (that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (iii) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (iv) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company (collectively, “Standard Outbound Agreements”), the Company has not granted to a third party any options, licenses, covenants not to assert, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property that are material to the Company’s business as now conducted.
(f)    Except as set forth in the attached Section 4.7(f) Disclosure Schedule, other than pursuant to: (i) standard license or services agreements for commercially available software products and cloud services non-exclusively licensed to Company under standard terms; (ii) backup licenses from employees and contractors granted in connection with providing services to the Company; (iii) licenses to Open Source Software; (iv) customary nondisclosure agreements entered into by the Company in the ordinary course of business that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights; (v) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (vi) licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor (collectively, “Standard Inbound Agreements”), the Company is not bound by or a party to any options, licenses, covenants not to assert or other grants or agreements of any kind with respect to Intellectual Property Rights of any third party that are material to the Company’s business as now conducted.
(g)    The Company has taken commercially reasonable measures to maintain and protect all material confidential information and trade secrets of the Company that the Company intended and intends to maintain as confidential or a trade secret. To the Company’s knowledge, there has been no unlawful, accidental or unauthorized access to or use or disclosure of any material confidential information and trade secrets of the Company that the Company intended or intends to maintain as confidential or a trade secret.
(h)    (i) Each current and former employee of the Company has assigned to the Company all material Intellectual Property Rights that such employee has solely or jointly conceived, reduced to practice, developed, or made during the period of employment with the Company that: (A) relate, at the time of conception, reduction to practice, development, or making of such Intellectual Property Right, to the Company’s business as then conducted or as then proposed to be conducted; (B) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information; or (C) resulted from such individual’s performance of services for the Company. (ii) Each current and former consultant of the Company who was involved in the development of any material Intellectual Property Rights for the Company or that are otherwise owned or purported to be owned by the Company has assigned to the Company all material Intellectual Property Rights that such consultant has solely or jointly conceived, reduced to practice, developed, or made during the period of its consulting relationship with the Company that resulted from such consultant’s performance of services for the Company. (iii) Each such employee and consultant has executed an agreement with the Company regarding confidentiality and proprietary information, and assignment of Intellectual Property Rights developed by or for the Company (the “Confidential Information Agreements”). (iv) No such employee or consultant has excluded Intellectual Property Rights from the assignment of Intellectual Property Rights pursuant to such Person’s Confidential Information Agreement, which excluded Intellectual Property Rights would be material to the Company in the conduct of the Company’s business as now conducted or currently proposed to be conducted. (v) The Company is not aware that any current or former employee or consultant is in material violation of any Confidential Information Agreement.
(i)    The Company has not embedded, used, linked or distributed any open source, software, technologies or other materials that are licensed or distributed under any license arrangement or other distribution model qualifying for the “Open Source” definition promulgated by the Open Source Initiative at www.opensource.org/osd or any other public domain or “community” (or similar) materials (collectively “Open Source Software”) in connection with any of its products or services or proprietary materials in any manner that requires, or purports to require, (i) any material software code owned or authored by or on behalf of the Company (“Company Code”) to be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any such Company Code; (iii) the grant to any third party of any rights or immunities under material Company Intellectual Property; or (iv) any other material limitation, restriction or condition on the right of the Company with respect to its use or distribution of any material Company Intellectual Property (other than attribution, warranty and liability disclaimer, and notice delivery conditions). The Company is in compliance with all licenses for Open Source Software that it embeds, links to, uses or distributes.
(j)    Except as set forth in the attached Section 4.7(j) Disclosure Schedule, no government funding, facilities of a university, college, hospital, foundation, other educational institution or research center, or other funding from third parties provided specifically for research and development was used in the development of any Company Controlled Intellectual Property in a manner that has resulted in such entity retaining any claim of ownership or right to use any such Company-Controlled Intellectual Property. To the Company’s knowledge, no Person who was involved in, or who contributed to, the creation or development of any Company Controlled Intellectual Property, has performed services for the government, university, college, hospital, foundation, or other educational institution or research center in a manner that would affect Company’s rights in the Company Controlled Intellectual Property.
(k)    Generative AI. (i) To the Company’s knowledge, the Company uses all Generative AI Tools (as defined below) in material compliance with the applicable license terms, consents, agreements and laws. (ii) To the Company’s knowledge, the Company has not included and does not include any sensitive personal information, trade secrets or material confidential or proprietary information of the Company, or of any third party under an obligation of confidentiality by the Company, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. (iii) To the Company’s knowledge, the Company has not used Generative AI Tools to develop any material Company Intellectual Property that the Company intended to maintain as proprietary in a manner that it believes would materially affect the Company’s ownership or rights therein. For purposes hereof, “Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.
Section 4.8Litigation.
There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or “named Executive” as defined in SEC regulations of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Named Executives is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Named Executives, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

Section 4.9Compliance with Other Instruments.
The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, as amended and restated, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
Section 4.10Certain Transactions.
(a)    Other than (i) management agreements identified in the SEC Documents, (ii) standard employee benefits generally made available to all employees, (iii) standard director and officer indemnification agreements approved by the Board of Directors, and (iv) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Named Executives, or any Affiliate thereof.
(b)    The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees or consultants, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company or any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.
Section 4.11Rights of Registration and Voting Rights.
Except as provided in the Registration Rights Agreement or as set forth in Schedule 4.11 of the Disclosure Schedules, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
Section 4.12Tax Returns and Payments.
There are no federal, state, county, local or foreign income or other material taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign income or other material taxes of the Company which are due, whether or not assessed or disputed, unless such taxes are being contested in good faith by appropriate proceedings and adequate reserves for any such taxes have been established in accordance with GAAP. There have been no examinations or audits of any income or other material tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign income or other material tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to income or other material taxes for any year.
Section 4.13Preclinical Development and Clinical Trials.
The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company, except for the clinical hold placed on the Company’s Investigational New Drug application for SER-252, announced on November 3, 2025, and subsequently lifted in January 2026.
Section 4.14Healthcare Laws.
The Company is and has been in material compliance with all applicable Healthcare Laws. (“Healthcare Laws”) means all applicable federal, state, or local health care laws, each as amended, relating to the regulation of the Company, including but not limited to laws regarding fraud and abuse; kickbacks; self-referrals; fee-splitting; the operation of healthcare provider networks or risk bearing entities; beneficiary inducement, false claims, false billing, false coding, reimbursement, and reassignment; record retention; healthcare professional or entity licensure, qualifications, accreditations, or scope of practice requirements, including the practice of telehealth and healthcare professional supervision; the corporate practice of a learned or licensed healthcare profession; health information privacy laws, including those relating to mental health and substance abuse, including the Health Insurance Portability and Accountability Act of 1996; and all applicable implementing regulations, rules, ordinances, and orders related to any of the foregoing.
Section 4.15FDA Approvals.
(a) The Company possesses all required permits, licenses, registrations, certificates, authorizations, orders, exemptions, clearances and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted and intended to be conducted within the next 12 months as required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials.
(b) Except for the clinical hold placed on the Company’s Investigational New Drug application for SER-252, announced on November 3, 2025, and subsequently lifted in January 2026, the Company has not received any notice of proceedings relating to the suspension, material modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (i) debarment by the FDA under 21 U.S.C. Sections 335a, or disqualification under any similar law, rule or regulation of any other governmental entities, (ii) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (iii) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. (c) Neither the Company nor any of its officers, employees, or, to the Company’s knowledge, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (October 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. (d) Neither the Company nor any of its officers, employees, or to the Company’s knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy.
Section 4.16Disclosure.
The Company has made available to the Investors all the information that the Investors have reasonably requested that is not confidential information for deciding whether to invest in the Company. No representation or warranty of the Company contained in this Agreement, and no certificate furnished or to be furnished to Investors at the applicable Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE VREPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:
Section 5.1Organization and Authority.
If the Investor is an entity, such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has the requisite corporate or other entity power and authority to enter into this Agreement and the other Transaction Documents and to carry out and perform its obligations hereunder and thereunder.
Section 5.2Authorization.
The Investor has full power and authority to enter into this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents, when executed and delivered by the Investor, will constitute the valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.3Purchase Entirely for Own Account.
This Agreement is made with each Investor in reliance upon the Investor’s representation to the Company, which by such Investor’s execution of this Agreement the Investor hereby confirms, that the Securities and Common Stock Warrants to be acquired by such Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities or the Common Stock Warrants. Each Investor that established an investment vehicle that is a partnership, limited liability company or a corporation, or similar entity, for an investment hereunder, represents as to the entity that the underlying holders thereof are accredited investors.
Section 5.4Accredited Investor.
Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. . Each Investor that established an investment vehicle that is a partnership, limited liability company or a corporation, or similar entity, for an investment hereunder, represents as to the entity that the underlying holders thereof are accredited investors.
Section 5.5Foreign Investors.
If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities and the Common Stock Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities and the Common Stock Warrants, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale or transfer of the Securities. Each Investor’s subscription and payment for and continued beneficial ownership of the Securities and the Common Stock Warrants will not violate any applicable securities or other laws of such Investor’s jurisdiction.
Section 5.6Litigation.
There is no action pending or, to the knowledge of the Investor, threatened in writing against such Investor or its affiliates which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement.
Section 5.7Sophistication.
Each Investor, either alone or together with its advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement. Each Investor has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated hereby and has received all information that it believes is necessary or appropriate in connection with such transaction. Such Investor acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, except as expressly set forth in ARTICLE IV of this Agreement or in a filing made by the Company with the SEC.

Section 5.8Restricted Securities.
The Investor understands that the Securities and the Common Stock Warrants and the Common Stock shares underlying the Warrants have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the aforementioned are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the aforementioned securities indefinitely unless they are registered under the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the aforementioned securities for resale except as set forth in the Registration Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the aforementioned securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor understands that this offering is not intended to be part of the public offering, and that the Investor will not be able to rely on the protection of Section 11 of the Securities Act.
Section 5.9No General Solicitation.
Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities or Common Stock Warrants, and the underlying shares of Common Stock of the Company.
Section 5.10Exculpation Among Investors.
Each Investor acknowledges that it is not relying upon any person including the other Investors, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the offer or purchase of the securities hereunder.
Section 5.11Residence.
If the Investor is an individual, then the Investor resides at the location identified in the address of the Investor provided to the Company hereunder; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified as the address or addresses of the Investor provided to the Company hereunder.
Section 5.12No Public Market.
The Investor understands that no public market now exists for the Per-Funded Warrants and the Common Stock Warrants, and that the Company has made no assurances that a public market will ever exist for those securities. As disclosed in the SEC Documents, there is a limited market for the common stock of the Company.

Section 5.13Legends.
The Investor understands that the Securities and Common Stock Warrants and any securities issued in respect of or exchange for those securities, may be notated with one or all of the following legends:
“THE [SHARES] REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND
HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(a)Any legend set forth in, or required by, the other Transaction Agreements.
(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
The Company agrees that it will cooperate with the Investor in removing the legend or legends and any other Securities Act restrictions, promptly upon request by the Investor. To the extent required and permitted by law and regulation, the Company will be responsible for promptly providing any required instruction and opinion to the transfer agent of the shares of the common stock of the Company at the Company’s expense to remove the legend or legends and for any of the Securities and Warrants will promptly remove the legend or legends, as may be permitted by law and regulation.

ARTICLE VI
MISCELLANEOUS
Section 6.1Governing Law; Jurisdiction
This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the resolution of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 6.2Survival.
The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.
Section 6.3Successors and Assigns.
The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of each Investor.
Section 6.4Entire Agreement; Amendment; Non-Reliance.
This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated orally, but only by a written instrument signed by the parties to this Agreement. Each Investor acknowledges and agrees that neither the Company nor any director, officer, or agent thereof has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE IV, and that such Investor is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in ARTICLE IV or in a filing made by the Company with the SEC. The Company acknowledges and agrees that each Investor has not made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE V, and that the Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in ARTICLE V.
Section 6.5Notices.
Any notice, statement or demand authorized by this Agreement to be given or made by an Investor to or on the Company shall be sufficiently given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered by confirmed e-mail prior to 4:30 P.M., Central Time, on a business day, and on the next following day if delivered any other time, or (ii) when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service, addressed (until another address is filed in writing by the Company), as follows:
Serina Therapeutics, Inc.
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
Attention: Chief Executive Officer
E-mail:
With a copy (which shall not constitute notice) to:
Bradley Arant Boult Cummings LLP
200 Clinton Ave. W., Ste. 900
Huntsville, AL 35801-4900
Attn: Scott Ludwig
Stephen Hinton
Emails: sludwig@bradley.com
shinton@bradley.com

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to an Investor shall be sufficiently given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered by confirmed e-mail prior to 4:30 P.M., Central Time, on a business day, and on the next following day if delivered any other time, or (ii) when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service, addressed (until another address is filed in writing by the Investor with the Company), at the address set forth on the Investor Schedule.
Section 6.6No Finder’s Fees.
Except as provided in the last two sentences of this Section 6.6, each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Company has engaged BTIG, LLC (“BTIG”) as an advisor. If an Investor is an institutional investor, BTIG may claim that it is owed a fee regarding the investment made by that institutional investor and if BTIG does claim that it is owed a fee, the Company will pay the fee from its cash and not from the proceeds of the sale of Securities pursuant to this Agreement.
Section 6.7Construction of Certain Terms.
The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender. As used in this Agreement, “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity, and “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer, director or similar type position of such Person. As used in this Agreement, “Transaction Documents” means all of the schedules, exhibits, certificates, agreements and other documents contemplated thereby and delivered in connection herewith. “Knowledge” or “Company’s Knowledge” (and any similar formulation, including “known to the Company,” “to the knowledge of the Company,” or “of which the Company is aware”) means the actual knowledge, as of the applicable date, of each of the following individuals in their capacity as officers of the Company: Steve Ledger, Chief Executive Officer; Greg Curhan, Chief Financial Officer; and Srini Tenjarla, SVP CMC & Formulation (collectively, the “Knowledge Individuals”). For the avoidance of doubt, the inclusion of a knowledge qualifier in any representation or warranty shall not be construed to imply that any Knowledge Individual shall have any personal liability under this Agreement solely by reason of being designated as a Knowledge Individual hereunder.
Section 6.8Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document by electronic mail or other electronic delivery (including .PDF, DocuSign, email, or other electronic transmission) will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 6.9Amendments and Waivers.
Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a one-third of the then outstanding shares of common stock purchased hereunder. Any amendment or waiver affected in accordance with this Subsection 6.9 shall be binding upon the Investors.
Section 6.10Severability.
The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.11Fees and Expenses.
Except as otherwise expressly provided in this Agreement, including the Company’s obligation to reimburse the Investors for documented fees and expenses in an amount not to exceed $100,000 in the aggregate, each party to this Agreement and the Transaction Documents shall bear its own legal, accounting and other fees and expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

SERINA THERAPEUTICS, INC.

By:
    Steve Ledger
    As its Chief Executive Officer
[Company’s Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Lead Investor has executed this Agreement as of the date first written above.

    Greg Bailey

[Lead Investor’s Signature Page to Securities Purchase Agreement]

ARTICLE VIIEXHIBIT A
Schedule of Investors

Investor Name	Address	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Redeemable Warrants	Aggregate Purchase Price

EXHIBIT B

Form of Pre-Funded Warrant

(See attached)

EXHIBIT C

Form of Common Stock Warrant

(See attached)

EXHIBIT D

Registration Rights Agreement

(See attached)

EXHIBIT E

Amendment to Note

(See attached)